Exhibit 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of WatchGuard Technologies, Inc. for the quarter ended March 31, 2003, the undersigned, James A. Cady, President, Chief Executive Officer and Chairman of the Board of WatchGuard Technologies, Inc., and Michael E. McConnell, Senior Vice President, Chief Financial Officer and Treasurer of WatchGuard Technologies, Inc., each do hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of WatchGuard Technologies, Inc.

Date:	May 14, 2003	By:	/s/ JAMES A. CADY
James A. Cady, President, Chief Executive Officer and Chairman of the Board

Date:	May 14, 2003	By:	/s/ MICHAEL E. MCCONNELL
Michael E. McConnell, Senior Vice President, Chief Financial Officer and Treasurer